December 30, 2013

Mr. Jeff Glasse
Chief Executive Officer
Kogeto, Inc.	RE: Kogeto, Inc.
51 Wooster Street	(Formerly Northeast Automotive Holdings, Inc.)
New York, New York 10013

Dear Mr. Glasse,

This letter serves to memorialize the agreement entered into between us whereby Kogeto, Inc. (formerly, Northeast Automotive Holdings, Inc.), a Nevada corporation (“Kogeto” or the “Company”) retains Baytree Capital Partners LLC, a Delaware limited liability company (the “Consultant”) as the Company’s exclusive financial advisor (with the exception of such other parties Baytree may as we may from time to time exclude) for a period of twenty-four (24) months to perform business and financial consulting services for the Company. This agreement is intended to be executed at the closing of the acquisition of Kogeto, Inc. (“Kogeto”) by Northeast Automotive Holdings, Inc. As part of its duties, the Consultant shall, on written request of the Company, provide advice and guidance in the following areas:

1.          Assist the Company in long-term financial planning, and expansion;

2.          Review and assist in the preparation of budgets and financial forecasts prepared by employees of the Company as requested;

3.          Review internal and other financial statements prepared by employees or consultants to the Company as requested;

4.          Assist management and its counsel in negotiating any proposed equity or debt financing, whether such financing involves conventional institutional loans or public or private offerings of securities;

5.          Assist management and others in the preparation of presentations;

6.          Work with the Company’s counsel and auditors in conjunction with the preparation of any documentation referred to above or any financing negotiations and preparation referred to above;

_______________________________________________________________________________________________

Baytree Capital Partners LLC

135 East 57th Street

24th Floor

New York, New York 10022

Kogeto, Inc.

December 30, 2013

7.          Provide advice to the Company’s management concerning proposed agreements;

8.          If requested by the Company, communicate, correspond and negotiate on behalf of the Company with regard to the potential acquisition or sale of other businesses and entities; and

9.          If requested, evaluate the financial condition and review the financial information supplied relating to the business’ entities referred to in Section 8 above.

In addition, as part of its duties, the Consultant agrees to consult with the Company as regards the following:

1.          Although we do not engage in the practice of investor relations or public relations, we will act as your agent in that we will be allowed to interface with the Company’s investor and public relations firms with regard to communications and presenting the Company to the investment community;

2.          Although we do not engage in the practice of law, the Consultant will provide advice to the Company with respect to its proposed filings with the Securities and Exchange Commission; as requested.

Notwithstanding the foregoing, the Consultant’s Managing Member, Michael Gardner, shall not be obligated to attend any meetings outside of its offices or prepare any written reports, documents or responses. All services shall be performed by the Consultant from its offices in New York State.

As compensation for the services provided by Consultant, in addition to the warrants described below, at the start of each six (6) month period during the term hereon, the Company shall issue to Consultant 100,000 shares of the Company’s common stock (the “Bi-annual Fee”); provided that, if the current market value for such shares is less than $75,000 at the time of issuance, the Company shall issue to Consultant such number of additional shares of common stock necessary to make the vale of the Bi-annual Fee equal to $75,000 (with the current market value for the Company’s common stock calculated as the average closing price for the Company’s common stock for the 30 trading days prior to the payment of the Bi-annual Fee. The shares issued to Consultant in payment of the Bi-annual Fee are hereby granted a Registration Rights to be offered participation in any appropriate registration by The Company (“Piggy Back” Registration Rights). In the event of a secondary or follow-on offering of the Company’s common stock, Consultant agrees to execute a market standoff agreement as executed by the officers, directors and 5% shareholders of the Company. The Company shall pay for any expenses incurred by the Consultant pursuant to this Agreement, except that any expenses, alone or in the aggregate, over $5,000 shall be approved by the Company in advance.

2

Kogeto, Inc.

December 30, 2013

The Company may not terminate this Agreement for a period of twenty-four (24) months from the date hereof except if the Consultant willfully refuses to perform services required by this Agreement and the Company has first given the Consultant 60 days’ written notice of such willful refusal and in connection with such notice, supplies the Consultant with detailed documentation concerning this willful refusal. This Agreement shall terminate after 24 months unless renewed in writing by the parties hereto. In the event that after receipt of such notice, the Consultant willfully fails to perform reasonable services requested, this Agreement shall expire at the expiration of such 60-day period. Notwithstanding any termination of this Agreement for any reason, all compensation paid to Consultant hereunder, including but not limited to warrants, stock and other compensation issued to the Consultant, shall be deemed to have been fully earned by the Consultant and the Consultant shall not be required to refund any such compensation.

In addition, as payment for services already performed by Consultant, the Consultant shall be granted a warrant to purchase 4,250,000 shares of the Company’s common stock at an exercise price of thirty-two ($0.32) cents per share, with such warrants valid for a period of five (5) years from issuance; provided that, the right to exercise the warrant shall not vest for a period of six (6) months from the date hereof and in the event of a rightful termination of this Agreement by the Company during such six (6) month period, the warrant shall be deem to have expired without exercise. Such warrant shall include a customary provision for a cashless exercise. A copy of said warrant is Exhibit I to this Agreement. Please furnish warrant.

Any controversy, dispute or claim arising out of or relating to this agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in New York, NY, (unless the parties agree in writing to a different location) before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration preceding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

As agreed upon indemnification agreement is included as Exhibit II.

This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of New York.

If the foregoing is acceptable to you, please execute a copy and return it to me.

Very truly yours,

Michael Gardner, Managing Member

We hereby agree to the contents of the foregoing letter agreement.

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Kogeto, Inc.

December 30, 2013

Kogeto, Inc.

Date: December 30, 2013	By:	/s/ Jeff Glasse

Jeff Glasse, Chief Executive Officer

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ANNEX A

Kogeto, Inc.

(formerly, Northeast Automotive Holdings, Inc.)

51 Wooster Street

New York, New York 10013

Baytree Capital Partner LLC

135 East 57th Street, 24th Floor

New York, NY 10022

Gentlemen:

In connection with the engagement of Baytree Capital Partners LLC (“Baytree”) to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the “Company”) with the matters set forth in the Agreement, dated December ___, 2013, between the Company and Baytree (the “Agreement”), in the event that Baytree becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, the Company agrees to indemnify, defend and hold Baytree harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence or willful misconduct of Baytree. In addition, in the event that Baytree becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse Baytree for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Baytree in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and other constituencies, on the one hand, and Baytree, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which Baytree has been retained to perform financial services bears to the fees paid to Baytree under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that Baytree is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Baytree pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Baytree, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Baytree is an actual or potential party to such Proceeding, without Baytree’s prior written consent if any admission of wrong-doing, negligence or improper activity of any kind of Baytree is a part of such settlement. Baytree shall not settle any action or preceding which settlement requires the Company (or any insurance company providing coverage to the Company) to pay any sums of money or property (including issuing any securities) without the express written consent of the Company. For purposes of this Indemnification Agreement, Baytree shall include Baytree Capital Partners LLC, Baytree Capital Associates LLC, any of theirs affiliates, each other person, if any, controlling Baytree or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither Baytree nor any of its affiliates, officers, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Baytree’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence or willful misconduct of Baytree in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND BAYTREE CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST BAYTREE OR ANY INDEMNIFIED PARTY. THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

Very truly yours,

/s/ Jeff Glasse

Jeff Glasse, Chief Executive Officer